UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF IDAHO

SECURITIES AND EXCHANGE

COMMISSION,                                                        Case No. 1:10-cv-00433-BLW

Plaintiff,                                   JUDGMENT

v.

PCS EDVENTURESI.COM, INC., an Idaho

Corporation, ANTHONY A. MAHER, an

individual, and SHANNON M. STITH, an

individual,

Defendants.

FINAL JUDGMENT AS TO DEFENDANTS PCS EDVENTURES!.COM, INC.  AND ANTHONY A. MAHER

The Securities and Exchange Commission (the "Commission") having filed a. Complaint and Defendants PCS Edventures!.com, Inc. ("PCS") and Anthony A. Maher ("Maher") (collectively, the "Defendants") having entered a general appearance; consented to the Court's jurisdiction over Defendants and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Judgment:

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Maher and Maher's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C. § 78j(b)] and Rule 10b-5 promulgated thereunder [17 C.F.R. § 240.10b-5], by using any means or instrumentality of, interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:

(a)

to employ any device, scheme, or artifice to defraud;

(b)

to make any untrue statement of a material fact or to omit to state a material fact. necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

(c)

to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

II.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant PCS and its agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from directly or indirectly violating Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and Rules 12b-20, 13a-1 and 13a-11 promulgated thereunder [17 C.F.R. §§ 240.12b-20, 240.13a-1 and 240.13a-11] by:

(a)

failing to file with the Commission such annual reports (and such copies thereof),

certified if required by the rules and regulations of the Commission by independent public accountants, and such quarterly reports (and such copies thereof) as the Commission shall prescribe; or

(b)

failing to include in such annual or quarterly statements or reports such further .

material information as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

III.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Maher: and Maher's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from directly or indirectly aiding and abetting violations of Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and Rules 12b-20, 13a-1. and 13a-11 promulgated thereunder [17 C.F.R. §§ 240.12b-20, 240.13a-1 and240.13a-11] by:.

(a)

failing to file with the Commission such annual reports (and such copies thereof), certified if required by the rules and regulations of the Commission by independent public accountants, and such quarterly reports (and such copies thereof) as the Commission shall prescribe; or

(b)

failing to include in such annual or quarterly statements or reports such further material information as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

IV.

IT IS FURTHER ORDERED ADJUDGED, AND DECREED that Defendant Maher, his agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from any violation of Section 13(a) of the Exchange Act [15 U.S.C. §78m(a)] and Rule 13a-14 thereunder [17 C.F.R.. § 240.13a-14] by knowingly certifying as true any annual or quarterly report required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. §78m(a)] and the rules and regulations promulgated thereunder, which contains any untrue statement of material fact, or which omits to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

V.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that, pursuant to Section 21(d)(2) of the Exchange Act [15 U.S.C. § 78u(d)(2)], Defendant Maher is prohibited from acting as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act [15 U.S.C. § 781] or that is required to file reports pursuant to Section 15(d) of the Exchange Act [15 U.S.C. § 78o(d)], for a period of five (5) years from the date of this Final Judgment.

VI.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant Maher, shall pay a civil penalty in the amount of $100,000 pursuant to Section 21(d)(3) of the Exchange Act. Defendant shall satisfy this obligation pursuant to the terms of the payment schedule in paragraph VII, below, after entry of this Final Judgment by certified check, bank cashier's check, or United States postal money order payable to the Securities and Exchange Commission. The payment shall be delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, 100 F Street, N.E., Stop 6042, Washington, DC 20549, and shall be accompanied by a letter identifying Anthony A. Maher as a defendant in this action;. setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment. Maher shall pay post judgment interest on any: delinquent amounts pursuant to 28 USC § 1961. The Commission shall remit the funds paid pursuant to this paragraph to the United States Treasury:

VII.

Maher shall pay a civil monetary penalty in the amount of $100,000 in equal quarterly amounts of $25,000. Maher shall make the first quarterly payment of $25,000 immediately upon entry of this Final Judgment. The second, third and fourth quarterly payments of $25,000 each shall be due on or before 180, 270 and 360 days after the entry of this Final Judgment, respectively. If Maher fails to make any payment by the date agreed and/or in the amount agreed according to the schedule set forth above, all outstanding payments under this Final Judgment shall become due and payable immediately without further application to this Court.

VIII.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

IX.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Judgment.

X.

There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Final Judgment forthwith and without: further notice.

B. Lynn Winmill

Chief Judge

United States District Court